Exhibit 3.230

FILED 4 PM

JUL 14 1982

SECRETARY OF STATE
CERTIFICATE OF INCORPORATION
OF
BROWNING-FERRIS OVERSEAS, INC.
          1. The name of the corporation is:
BROWNING-FERRIS OVERSEAS, INC.
          2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
          4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).
          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.
          6. The name and mailing address of the incorporator is:
L. M. Custis
100 West Tenth Street
Wilmington, Delaware 19801
          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of July, 1982.

/s/ L. M. Custis
L. M. Custis

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 06/25/1991
721176087 — 941032
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
Browning-Ferris Overseas, Inc., a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware (the “Company”), does hereby certify:
First: That the Board of Directors and Sole Shareholder of the Company duly adopted by joint unanimous written consent on June 20, 1991, resolutions declaring the following amendment to the certificate of incorporation of the Company:
RESOLVED, the Article 1 of the Company’s certificate of incorporation is hereby amended to read as follows:
“The name of the corporation is BFI International, Inc.”
; and
RESOLVED FURTHER, that the President or any Vice President of the Company, be, and each hereby is, authorized and directed to sign any and all documents necessary to effectuate the change in name of the Company.
Second: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Third: That the capital of the Company shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and the certificate be signed by Gerald K. Burger, its Vice President, and Eileen B. Schuler, its Assistant Secretary, this 24th day of June, 1991.

BROWNING-FERRIS OVERSEAS, INC.

(SEAL)		By:	/s/ Gerald K. Burger Gerald K. Burger
		Title:	Vice President

	ATTEST:	By:	/s/ Eileen B. Schuler Eileen B. Schuler
		Title:	Assistant Secretary